Exhibit 10.7

LOCK-UP AGREEMENT

            , 2014

Hennessy Capital Acquisition Corp.

700 Louisiana Street, Suite 900

Houston, Texas 77002

Gentlemen:

This letter agreement (this “Agreement”) relates to a Purchase Agreement entered into as of September [•], 2014 (“Purchase Agreement”) by and between Hennessy Capital Acquisition Corp., a Delaware corporation (“Purchaser”), and The Traxis Group B.V., a limited liability company existing under the laws of the Netherlands (the “Company”). Capitalized terms used and not otherwise defined herein are defined in the Purchase Agreement and shall have the meanings given to such terms in the Purchase Agreement.

1. In order to induce all parties to consummate the transactions contemplated by the Purchase Agreement, the undersigned hereby agrees that, from the date hereof until the earliest of: (a) the 180th day after the Closing Date, (b) the date following the completion of the transactions contemplated by the Purchaser Agreement on which the Purchaser completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Purchaser’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property and (c) the Alternative Lock-up Termination Date (as defined in that certain Exchange of Private Placement Warrants Letter Agreement, dated as of the date of the Purchase Agreement, by and among Purchaser, Hennessy Capital Partners I LLC and the Company) (the period between the Closing Date and the earliest of clause (a), (b) and (c), the “Lock-Up Period”), the undersigned will not: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the “Exchange Act”), with respect to the Purchase Price Common Stock received pursuant to the Purchase Agreement (such shares, collectively, the “Lock-up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

2. The undersigned hereby authorizes Purchaser during the Lock-Up Period to cause its transfer agent for the Lock-up Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Lock-up Shares for which the undersigned is the record holder and, in the case of Lock-up Shares for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-up Shares, if such transfer would constitute a violation or breach of this Agreement.

3. Notwithstanding the foregoing, the undersigned may sell or otherwise transfer Lock-up Shares during the undersigned’s lifetime or on death (or, if the undersigned is not a natural person, during its existence) (i) if the undersigned is not a natural person, to its direct or indirect equity holders or to any of its other affiliates (as defined in Regulation C of the Securities Act of 1933, as amended), (ii) to the immediate family members (including spouses, significant others, lineal descendants, brothers and sisters) of the undersigned or its direct or indirect equity holders, (iii) to a family trust, foundation or partnership established for the exclusive benefit of the undersigned, its equity holders or any of their respective immediate family members, (iv) to a charitable foundation controlled by the undersigned, its equityholders or any of their respective immediate family members or (v), by will or intestacy to the undersigned’s immediate family or to a trust, the beneficiaries of which are exclusively the undersigned and a member or members of the undersigned’s immediate family or a charitable foundation controlled by any such persons; provided, however, that in each such case, any such sale or transfer shall be conditioned upon entry by such transferees into a written agreement, addressed to the Purchaser, agreeing to be bound by these transfer restrictions.

4. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

5. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

6. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and its successors and assigns.

7. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, then in the applicable Delaware state court), or if under applicable Law exclusive jurisdiction of such action is vested in the federal courts, then the United States District Court for the District of Delaware courts, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

8. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

[Signature on the following page]

Very truly yours, THE TRAXIS GROUP B.V.

By:
Name:
Title:

[Signature Page to Lock-up Letter]

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